Exhibit 10.10

SEAGATE TECHNOLOGY

2004 STOCK COMPENSATION PLAN

NOTICE OF RESTRICTED STOCK BONUS GRANT

(OUTSIDE DIRECTORS)

Seagate Technology, a limited company domiciled in the Cayman Islands (the “Company”), pursuant to its 2004 Stock Compensation Plan (the “Plan”), hereby grants to Participant the number of restricted shares of the Company’s Common Stock set forth below (the “Award”).  This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Bonus Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are provided with this Notice of Restricted Stock Bonus Grant (the “Grant Notice”) and incorporated herein in their entirety.  Capitalized terms not otherwise defined in this Grant Notice or the Restricted Stock Bonus Agreement shall have the same meanings as in the Plan.

Participant:
Global ID Number:
Date of Grant:
Grant Number:
Vesting Commencement Date:
Number of Restricted Shares:

Vesting Schedule:                                            1/4th of the Restricted Shares vest each year on the first four anniversaries of the Vesting Commencement Date, subject to the Participant’s Continuous Service with the Company.

Notwithstanding the foregoing:

(a)                                  in the event of the Participant’s termination of Continuous Service on account of the Participant’s death, the Participant shall be deemed to have completed an additional year of service as of the termination date; and

(b)                                 in the event of a Change of Control (as defined below), then the Restricted Shares shall vest immediately prior to the consummation of the Change of Control.

For purposes of this Agreement:

“Change of Control” shall mean the occurrence of any of the following events:

(i)                                     The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, that will continue the business of the Company in the future;

(ii)                                  A merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii)                               Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise);

(iv)                              During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(v)                                 A dissolution or liquidation of the Company.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to the terms of, this Grant Notice, the Restricted Stock Bonus Agreement and the Plan (including any exhibits to each document).  Participant further acknowledges that this Grant Notice, the Restricted Stock Bonus Agreement and the Plan (including any exhibits to each document) set forth the entire understanding between Participant and the Company regarding the acquisition of the shares of the Company’s capital stock subject to this Award and supersede all prior oral and written agreements with respect thereto, including, but not limited to, any other agreement or understanding between Participant and the Company or an Affiliate relating to Participant’s Continuous Service with the Company and any termination thereof, compensation, or rights, claims or interests in or to shares of the capital stock of the Company.

Participant also acknowledges that, unless Participant specifically requests (or has in the past specifically requested) to receive communications regarding the Plan and this Award in paper form, Participant agrees to receive all communications regarding the Plan and this Award (including but not limited to the Prospectus) by electronic delivery through access on the Company’s internal website and/or Internet website at http://eq.seagate.com, which Participant may easily access and understands how to access, review and print the communications posted thereon.  In addition, Participant agrees that it is Participant’s responsibility to notify the Company of any changes to Participant’s mailing address so that Participant may receive any shareholder information to be delivered by regular mail.

SEAGATE TECHNOLOGY		PARTICIPANT

By:
Title:	Chairman, President & CEO
Date:		Date:

ATTACHMENTS:	Restricted Stock Bonus Agreement, 2004 Stock Compensation Plan, form of Assignment Separate from Certificate and form of Joint Escrow Instructions.

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Attachment I

Restricted Stock Bonus Agreement

SEAGATE TECHNOLOGY
2004 STOCK COMPENSATION PLAN
RESTRICTED STOCK BONUS AGREEMENT

Seagate Technology (the “Company”) has awarded you shares of Common Stock of the Company, pursuant to the provisions of the Company’s 2004 Stock Compensation Plan (the “Plan”), the Restricted Stock Bonus Grant Notice (including any attachments thereto, “Grant Notice”) and this Restricted Stock Bonus Agreement (including any attachments hereto, “Agreement”) (collectively, the “Award”). Defined terms not explicitly defined in this Agreement or the Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.                                      GRANT OF RESTRICTED STOCK.  You are entitled to the aggregate number of restricted shares of Common Stock (the “Restricted Shares”) specified in your Grant Notice pursuant to the terms and conditions of this Agreement.  You agree to execute three (3) copies of the Assignment Separate From Certificate (with date and number of shares blank) in the form attached to the Grant Notice as Attachment III and one (1) copy of the Joint Escrow Instructions in the form attached to the Grant Notice as Attachment IV and to deliver the same to the Company, along with the certificate or certificates evidencing the Restricted Shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions (as further described in Section 2(c) below).

2.                                      VESTING & COMPANY’S REPURCHASE RIGHT.

(a)                                  Subject to the limitations contained herein, the shares you purchase will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service with the Company and its Subsidiaries and Affiliates (“Termination”).  Notwithstanding anything to the contrary, the vesting of the Restricted Shares shall be conditioned upon your making adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the release of the Restricted Shares from the Company’s Repurchase Right (as defined in Section 2(b) below) or at the time a Section 83(b) election (as described in further detail below) is made, whether by withholding (whether authorized pursuant to Section 8(b) of this Agreement or otherwise), direct payment to the Company, the triggering of the automatic sale provisions of Section 8(d) of this Agreement, or otherwise.    In addition, if on any date on which the shares would otherwise vest you would be in violation of Rule 10b-5 promulgated under the Exchange Act if you were to sell any of the shares on that date, the vesting of those shares shall be delayed until the first date on which you would no longer be in violation of Rule 10b-5, unless, prior to the commencement of any trading blackout or closed window period in effect on the scheduled vesting date, you established an effective Rule 10b5-1 trading plan that provides for the sale of a sufficient number of the shares scheduled to vest on such vesting date to fund the payment of any tax withholding obligations imposed in connection with the vesting of the shares, which trading plan remains in effect on the applicable vesting date.

(b)                                  The Company shall, simultaneously with your voluntary or involuntary Termination for any reason (including death or Disability), automatically reacquire without payment of any consideration by the Company all of the Restricted Shares that have not yet vested in accordance with the Vesting Schedule on the Grant Notice (the “Repurchase Right”) on

the date of your Termination (the “Termination Date”) and any and all accrued but unpaid dividends paid or payable with respect to Restricted Shares that have not yet vested as of the Termination Date automatically shall be forfeited to the Company without payment of any consideration by the Company, and neither you nor any of your successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Shares, certificates or dividends.

(c)                                  The shares issued under your Award and any dividends paid thereon shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment IV.

(d)                                  Subject to the provisions of your Award, you shall exercise all rights and privileges of a shareholder of the Company with respect to the Restricted Shares deposited in escrow. You shall be deemed to be the holder of the Restricted Shares for purposes of receiving any dividends that may be paid with respect to such Restricted Shares and for purposes of exercising any voting rights relating to such Restricted Shares, even if some or all of such Restricted Shares have not yet vested and been released from the Company’s Repurchase Right.

(e)                                  If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities or property to which you are entitled by reason of your ownership of the Restricted Shares acquired under your Award shall be immediately subject to the Repurchase Right with the same force and effect as the Restricted Shares subject to the Repurchase Right immediately before such event.

3.                                      NUMBER OF SHARES.  The number of Restricted Shares subject to your Award may be adjusted from time to time for changes in capitalization, as provided in Article XIII of the Plan.

4.                                      SECURITIES LAW COMPLIANCE.  You will not be issued any shares under your Award unless the shares are either (a) then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.                                      RESTRICTIVE LEGENDS.  The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

6.                                      TRANSFERABILITY.  The Restricted Shares that remain subject to the Company’s Repurchase Right may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

7.                                      AWARD NOT A SERVICE CONTRACT.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever

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any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or an Affiliate.

8.                                      TAX CONSEQUENCES.  Set forth below is a brief summary as of the Grant Date of certain United States federal income tax consequences of the award of Restricted Shares.  THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO YOU.  YOU UNDERSTAND THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

(a)                                  Unless you make a Section 83(b) election as described below, you shall recognize ordinary income at the time or times the restrictions lapse with respect to the Restricted Shares that have been released from the Repurchase Right in an amount equal to the the fair market value of such shares on each such date and the Company shall be required to collect all the applicable withholding taxes with respect to such income.

(b)                                  At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize, to the fullest extent not prohibited by applicable law, withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.   However, no such withholding shall be made unless the net proceeds from the automatic sale, if permitted, of certain Restricted Shares as set forth in Section 8(d) below are not sufficient to satisfy such withholding obligations.

(c)                                  Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such Restricted Shares or release such Restricted Shares from any escrow provided for herein.

(d)                                  In the event that (a) you are not subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, on a date that the Repurchase Right lapses with respect to some or all of the Restricted Shares (“Lapse Date”) and (b) you have not made a Section 83(b) Election or taken similar action under other applicable law such that you incur a tax liability on such Lapse Date, then the Escrow Agent determined under Section 2(c) above shall sell forty percent (40%) of those shares of Restricted Shares with respect to which the Repurchase Right shall have lapsed on the Lapse Date and a Section 83(b) Election was not made or similar action was not taken.  The net proceeds from such sale shall be remitted to the relevant tax authorities by the Escrow Agent for your benefit in the amounts directed by the Company and any remaining net proceeds, if any, shall be delivered to you.

9.                                      SECTION 83(b) ELECTION.  You hereby acknowledge that you have been informed that, with respect to the grant of Restricted Shares, you may file an election with the Internal Revenue Service, within 30 days of the Grant Date, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed currently on the fair market value of the Restricted Shares on the Grant Date (“Section 83(b) Election”).

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YOU ACKNOWLEDGE THAT IF YOU CHOOSE TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, IT IS YOUR SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY SUCH SECTION 83(b) ELECTION, EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON YOUR BEHALF.

BY SIGNING THIS AGREEMENT, YOU REPRESENT THAT YOU HAVE REVIEWED WITH YOUR OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT YOU ARE RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS.  YOU UNDERSTAND AND AGREE THAT YOU (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

10.                               NOTICES.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

11.                               MISCELLANEOUS.

(a)                                  The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)                                  You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)                                  You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

12.                               GOVERNING PLAN DOCUMENT.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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Attachment II

2004 Stock Compensation Plan

Attachment III

Form of Assignment Separate from Certificate

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Bonus Grant Notice and Restricted Stock Bonus Agreement (the “Award”), [Participant’s Name] hereby sells, assigns and transfers to Seagate Technology, a limited company domiciled in the Cayman Islands (“Corporation”), or its assignee,                                                      (                      ) shares of the Common Stock of the Corporation, standing in the undersigned’s name on the books of said Corporation represented by Certificate No.                 herewith, or the securities into which such shares of the Corporation’s Common Stock have been converted under the terms of the Award, and do hereby irrevocably constitute and appoint                                                      as attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Corporation issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Corporation’s Repurchase Right under the Award.

Dated:

Signature:
[Participant’s Name]

[INSTRUCTION:  Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its Repurchase Right set forth in the Award without requiring additional signatures on your part.]

Attachment IV

Form of Joint Escrow Instructions

JOINT ESCROW INSTRUCTIONS

                        ,

Corporate Secretary

Seagate Technology

920 Disc Drive

Scotts Valley, CA 95067

Dear Sir/Madam:

As Escrow Agent for both Seagate Technology, a limited company domiciled in the Cayman Islands (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Bonus Grant Notice (the “Grant Notice”), dated                         ,              to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of that certain Restricted Stock Bonus Agreement (together with the Grant Notice, the “Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:

1.                                       In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.                                       At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3.                                       Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4.                                       This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company.

5.                                       If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6.                                       Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.                                       You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.                                       You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.                                       You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.                                 You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.                                 You shall be entitled to employ such legal counsel and other experts as you may deem necessary to advise you properly in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.                                 Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party.  In the event of any such termination, your successor as Secretary of the Company shall become the successor Escrow Agent or the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

13.                                 If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.                                 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.                                 Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other

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parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

COMPANY:	Seagate Technology
920 Disc Drive
Scotts Valley, CA 95067
Attn: Chief Financial Officer

RECIPIENT:

ESCROW AGENT:	Seagate Technology
920 Disc Drive
Scotts Valley, CA 95067
Attn: Corporate Secretary

16.                                 By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.                                 This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

Very truly yours,

SEAGATE TECHNOLOGY

By:
	Name:	Stephen Luczo
	Title:	Chairman, President & CEO

RECIPIENT

[Participant’s Name]

ESCROW AGENT

Kenneth M. Massaroni

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